Exhibit 23.3
Consent of Independent Auditors
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Carlyle Group Inc. of our reports dated November 12, 2021 related to the consolidated financial statements of Fortitude Group Holdings, LLC, and March 10, 2023 relating to the consolidated financial statements of FGH Parent, L.P., which appear in The Carlyle Group Inc.'s Form 10-K/A for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
March 22, 2023